UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2023

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
10368 Westmoor Drive, Westminster, CO 80021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 887-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the retirement of Steven W. Berglund as executive chairperson of the board of directors of the Company (the “Board”) and the appointment of a non-employee director as chairperson (as described in Item 8.01, below), the Board approved an amendment and restatement of the By-Laws of the Company (the “Bylaws”), effective June 1, 2023 to reflect the non-employee nature of the chairperson role, to designate the President as Chief Executive Officer of the Company, and to make certain conforming changes to the By-Laws in connection therewith.
The foregoing description is qualified in its entirety by the text of the amended and restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2023 annual meeting of stockholders of Trimble Inc. (the “Annual Meeting”) was held on June 1, 2023. At the Annual Meeting, the stockholders voted on the proposals listed below, with the voting results as shown below:
Proposal 1:
The following directors were elected to serve for the ensuing year and until their successors are elected:

	For	Withheld	Broker Non-Vote
James C. Dalton	199,170,688	10,882,571	14,159,799
Börje Ekholm	195,880,227	14,173,032	14,159,799
Ann Fandozzi	207,624,481	2,428,778	14,159,799
Kaigham (Ken) Gabriel	208,534,492	1,518,767	14,159,799
Meaghan Lloyd	179,347,643	30,705,616	14,159,799
Sandra MacQuillan *	182,146,277	27,906,982	14,159,799
Robert G. Painter	208,613,349	1,439,910	14,159,799
Mark S. Peek	187,440,885	22,612,374	14,159,799
Thomas Sweet	208,543,582	1,509,677	14,159,799
Johan Wibergh	207,546,139	2,507,120	14,159,799

*    As described in the Company’s Current Report on Form 8-K filed by us with the SEC on May 3, 2023, and the supplement to the proxy statement for the Annual Meeting filed by us with the SEC on May 11, 2023, Sandra MacQuillan passed away on April 27, 2023. As a result, votes cast for Ms. MacQuillan were disregarded, and the size of the Board was reduced accordingly, by resolution of the Board.
Proposal 2:
The advisory vote on approving executive compensation (“Say on Pay”) was approved.

For	Against	Abstain	Broker Non-Vote
175,493,218	34,412,656	147,385	14,159,799
Proposal 3:
In the advisory vote on the frequency of holding a Say on Pay vote, a frequency of every year received the greatest number of votes.

1 year	2 years	3 years	Abstain
206,517,699	55,547	3,360,704	119,309
Proposal 4:
The appointment of Ernst & Young, LLP as the independent registered public accounting firm of the Company for the current fiscal year, ending December 29, 2023, was ratified.

For	Against	Abstain
204,660,820	19,322,339	229,899

Item 8.01 Other Events.
In connection with the retirement of Steven W. Berglund as executive chairperson of the Board as of the date of the Annual Meeting, Mr. Börje Ekholm was named by the Board as its chairperson, effective as of the same date. Additionally, the size of the Board was concurrently fixed at nine (9) for the time being by resolution of the Board.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Trimble Inc. (effective June 1, 2023)
104	The cover page from this Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Date: June 6, 2023	By:	/s/ JENNIFER A. ALLISON
Jennifer A. Allison, General Counsel and Secretary